UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest reported)	August 30, 2005

USA VIDEO INTERACTIVE CORP.
(Exact name of registrant as specified in its chapter)
WYOMING	0-29651	06-15763-91
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)
83 Halls Road, Old Lyme, Connecticut	06371
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code	(860) 434 - 5535

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.
( ) Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 - Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

The Registrant has appointed Blue-Sky Solutions, LLC as its investor relations agent for North America.  Blue-Sky will help in communicating to the investor community the company’s position on the potential market for MediaSentinel and the proceedings on the appeal process with our VOD patent. They will communicate with investors and prospective investors and members of the professional investment community, assist with the creation of written materials, provide counsel to the company with respect to investor relations initiatives and work to achieve a greater level of corporate transparency and public awareness.  In consideration of Blue-Sky’s services, the Registrant will pay a monthly fee of $4,000 US per month during the term of the six month contract.

A copy of the News Release dated August 30th, 2005 is furnished as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit 99.1

News Release dated August 30th, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA VIDEO INTERACTIVE CORP.

Date :

August 30th, 2005

By :

/s/  Anton J. Drescher

Anton J. Drescher,

Corporate Secretary

Exhibit 99.1

For release August 30, 2005 Contact: USA Video Interactive Corp. Phone: 860 434 5535 - Ext 125 E-mail: contact@usvo.com

USVO APPOINTS INVESTOR RELATIONS AGENT

(Vancouver, BC – August 30, 2005) - USA Video Interactive Corp. (OTCBB: USVO; TSX: US; BSE/Frankfurt: USF), is pleased to announce that it has appointed Blue-Sky Solutions, LLC as its investor relations agent for North America.

Blue-Sky will help in communicating to the investor community the company’s position on the potential market for MediaSentinel and the proceedings on the appeal process with our VOD patent. They will communicate with investors and prospective investors and members of the professional investment community, assist with the creation of written materials, provide counsel to the company with respect to investor relations initiatives and work to achieve a greater level of corporate transparency and public awareness.

Significant and ongoing developments within USVO have made the implementation of a comprehensive communications plan essential for the company. “Our number one priority now, as it always has been, is simple – to maximize shareholder value.” says Edwin Molina, USVO President and CEO.  “The experience and range of investor relations solutions provided by Blue-Sky will go a long way to help achieve that goal.”

“It is my privilege to work with Mr. Molina and the rest of the USVO team. Their leadership team and technology presents an exciting opportunity for us. We look forward to communicating their message and assisting in shareholder outreach.” said Stephanie Soleas, IR Rep, Blue-Sky Solutions, LLC.

In consideration of Blue-Sky’s services, USVO will pay a monthly fee of $4,000 US per month during the six month contract.

About Blue-Sky Solutions, LLC:

Blue-Sky Solutions, LLC is a traditional boutique investor relations firm based in Annapolis, MD.  Their expertise is in the representation of emerging public companies to the individual and professional investment communities.  Blue-Sky assists with the creation of written corporate materials, composes media submissions, helps expose its clients to the investment community, serves as corporate liaison to shareholders and inquirers, and offers strategic assistance and consulting in a number of practice areas.

About USVO:

USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions.  USVO developed its MediaSentinel digital watermarking technology and its StreamHQ architecture to provide a wide range of business customers with value-added media delivery services.  USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 165 other patents.  USVO holds similar patents in Germany, Canada, England, France, Spain, Italy and Japan.  For more information, visit www.usvo.com.

On behalf of the Board of Directors

of USA Video Interactive Corp.

“Anton J. Drescher”,

Corporate Secretary

USA Video Interactive Corporate Headquarters Office: 83 Halls Road, Old Lyme, Connecticut, 06371  Telephone (860) 434 - 5535

Facsimile (860) 434 - 5782; Canada Office:  507 – 837 West Hastings Street, Vancouver, BC   V6C 3N6.  Trading symbol on the OTCBB: USVO; Trading symbol on the TSX Venture Exchange US; Trading symbol on the Berlin and Frankfurt Stock Exchanges: USF.   CUSIP 902924208. For more information contact (860) 434 – 5535, Extension 125; contact@usvo.com

For Investor Relations:

Blue-Sky Solutions, LLC

Stephanie Soleas

(877)4-BLUE-IR

usvo@blueskyir.com

The press release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statements.  Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.

The TSX Venture Exchange (TSX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.